Exhibit 10.1

Loan Extension Agreement

This loan extension agreement made as of this _____ day of _____, 2019 by and between Ondas Networks Inc. (the “Company”) and _________________ (the “Lender”), collectively (the “Parties”).

Whereas the Company is indebted to the Lender for certain loan principal and interest pursuant to certain loan agreements and notes as amended (the “Loan”); and

Whereas the Parties wish to amend certain terms effecting the Loan.

It is hereby agreed:

1.	All principal and interest outstanding under any and all Loans made by the Lender to the Company and subsequently accruing through to June 30, 2019 shall be defined as and constitute the new principal amount of Lender’s Loans to the Company (the “New Loan Principal”).

2.	The New Loan Principal shall be payable in full upon the earlier of (i) the closing of an underwritten offering of shares of the Company’s common stock pursuant to a registration statement on Form S-1, or (ii) July 31, 2019, together with interest thereon, or at any time earlier in whole or in part, at the Company’s discretion without notice or bonus.

3.	All other terms of the Loan shall remain in full force.

Ondas Networks Inc.

By:	By:

Name:	Name: